UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 20, 2013

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

GEORGIA	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)

(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 20, 2013, Ruby Tuesday, Inc., a Georgia corporation (the “Company”), and James J. Buettgen, the Company’s President and Chief Executive Officer as well as a member of the Company’s Board of Directors (the “Board”), amended Mr. Buettgen’s November 16, 2012, Employment Agreement (the “Employment Agreement”) with the Company.  Amendment No. 1 to Employment Agreement (the “Amendment”) removes the September 20, 2013, deadline for Mr. Buettgen to relocate to the area of the Company’s Restaurant Support Center and instead requires that Mr. Buettgen shall relocate to the area of the Company’s Restaurant Support Center no later than such time as reasonably requested by the Board and agreed to by Mr. Buettgen in good faith.  Consistent with the terms of the Employment Agreement prior to the Amendment, the Amendment further provides that, until his relocation, Mr. Buettgen shall have access to the RT Lodge Carriage House and shall be reimbursed for travel to and from the Company’s Restaurant Support Center in Maryville, Tennessee.

The foregoing summary of the Amendment and its terms is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 99.1 to this report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1          Amendment No. 1 to Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.
(Registrant)

By: /s/ Michael O. Moore
Michael O. Moore
Executive Vice President and
Chief Financial Officer

Date: September 23, 2013